Comiskey Professional Corporation
& Company

March 30, 2006

Equicap, Inc.
5528 Westcott Circle
Frederick, Maryland 21703
Attention: Thomas W. Colligan

Gentlemen:

We hereby consent to the use in Equicap, Inc.'s annual report on Form 10-KSB of our report, dated March 23, 2005, relating to the financial statements of Equicap, Inc., which is contained in that annual report.

Very truly yours,

Comiskey & Company

COMISKEY & COMPANY, P.C.
Denver, Colorado

Certified Public Accountants & Consultants

789 Sherman Street• Suite 385• Denver, CO 80203
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com